EXHIBIT 99.1

BRIGHAM MINERALS, INC.
REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2021 OPERATIONAL AND FINANCIAL RESULTS, RECENT DEVELOPMENTS AND PROVIDES 2022 GUIDANCE

AUSTIN, Texas - (BUSINESS WIRE) - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), a leading mineral and royalty interest acquisition company, today announced record operational and financial results for the quarter and year-ended December 31, 2021, recent developments and provides 2022 guidance.

FOURTH QUARTER 2021 OPERATIONAL AND FINANCIAL HIGHLIGHTS

•Daily production volumes of 9,170 Boe/d (71% liquids, 51% oil)
◦Production up 1% sequentially from Q3 2021

•Record royalty revenues totaling $47.0 million
◦Up 16% sequentially from Q3 2021 driven by 15% higher realized prices and 1% higher volumes

•Continued cost control efforts drive general and administrative costs (before share based compensation) below revised 2021 guidance
◦Full year 2021 general and administrative costs 5% below revised 2021 guidance and 17% below initial 2021 guidance

•Record net income totaling $21.7 million
◦Record Adjusted EBITDA(1) totaling $39.6 million up 13% sequentially from Q3 2021

•Declared Q4 2021 dividend of $0.45 per share of Class A common stock(2)
◦Base Dividend of $0.14 per share of Class A common stock
◦Variable Dividend increased 19% sequentially to $0.31 per share of Class A common stock
◦Represents 80% payout of Discretionary Cash Flow ex lease bonus(1)

•Record 12.9 net (1,723 gross) activity wells at year-end comprised of 7.4 net (850 gross) DUCs and 5.5 net (873 gross) permits
◦24% sequential increase in net DUCs to 7.4 net locations and 31% sequential increase in net permits to 5.5 net locations
◦Permian Basin net activity wells increased to a record 7.2 net locations
◦24.5 net activity wells in inventory at year-end normalized to 5,000’ laterals

•Acquired 8,855 net royalty acres deploying $104 million in mineral acquisition capital
◦Closed DJ Basin acquisition totaling 8,395 net royalty acres that is estimated to add 1,100 to 1,200 Boe/d to 2022 production (50% liquids)
◦Deployed $9.8 million in ground game acquisition capital adding 460 net royalty acres (93% to the Permian Basin)
▪46% of acquired net locations comprised of PDP, DUCs and permits
▪Ground game acquisitions entirely funded via portfolio rationalization and retained cash

•Undrawn revolver capacity of $137.0 million and $20.8 million cash balance as of December 31, 2021
◦Conservative leverage at 0.5x last quarter annualized Adjusted EBITDA(1)

RECENT DEVELOPMENTS

•Subsequent to year-end, continued portfolio optimization with divestiture of $7.1 million
◦Divested undeveloped Anadarko Basin Merge minerals with estimated 2022 production totaling 40 Boe/d

•Significant 2022 acquisition momentum with entry into $32 million Midland Basin acquisition with Echo Minerals

EXHIBIT 99.1
◦Acquiring approximately 1,800 net royalty acres with 2022 production totaling approximately 225 - 275 Boe/d
◦Anticipated to be developed by Pioneer Natural Resources and Endeavor Energy Resources with 0.4 net activity wells
◦Transaction expected to close in early-to-mid April 2022, subject to continued diligence and satisfaction of customary closing conditions

2022 GUIDANCE

•Anticipate increasing Quarterly Base Dividend 14% to $0.16 per share ($0.64 per share annualized) beginning with Q1 2022 Dividend(2)
◦Accretive acquisitions and continued growth in PDP reserves per share underpins strong and sustainable cash flow profile
◦Continue to target 75 - 80% total payout ratio inclusive of Base plus Variable Dividend

•Full Year 2022 production guidance of 11,300 to 12,000 Boe/d driving year-over-year production growth of greater than 25%
◦Anchored by current producing locations, record activity wells and anticipated 2022 ground game acquisitions
◦See additional detail in 2022 Guidance table below

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.
(2)See “Quarterly Cash Dividend” below regarding Board approval of future dividends

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “We are entering 2022 from a position of strength with a record 12.9 net activity wells in inventory, significant accretive ground game acquisition momentum and continued portfolio optimization. Our record activity well inventory is being driven by both organic development on our assets with over 200 gross wells spud on our minerals during the fourth quarter as well as our technical team executing on our accretive acquisition thesis, which added 2.8 net activity wells to inventory during the quarter. Importantly, our acquisition momentum has continued to carry over into the first quarter of 2022 with our entry into our largest Midland Basin deal to date. This transaction is anticipated to add approximately 250 Boe/d of production in 2022 as well as to continue to provide organic development from large, highly active operators including Pioneer and Endeavor. In total, our team has executed over $135 million in acquisitions since the beginning of Q4 2021 that, when combined with the steady PDP growth on our assets, is anticipated to allow us to increase our Quarterly Base Dividend in 2022 by 14% to $0.16 per share(2). Finally, we have continued to execute on our portfolio optimization efforts and subsequent to year-end divested $7.1 million in Anadarko Basin Merge minerals, which will provide us incremental capital to redeploy to the Permian.”

Blake C. Williams, Chief Financial Officer, added, “Through our disciplined underwriting process, we’ve prudently deployed capital to high return assets across our operating areas. As a result of our diligence and patience, we were able to capitalize on recent opportunities and remain well positioned to aggressively consolidate the mineral space in 2022. Further, our active portfolio management resulted in divesting largely undeveloped Oklahoma assets, while acquiring core Midland assets for 6x 2022E EBITDA(1) , and allows us to continue to manage our net debt levels. We will continue to high grade our portfolio and will do so whenever we find opportunities to generate proceeds in excess of our internal view of value in order to redeploy the capital into higher return assets. Lastly, our significant improvements in cost structure have generated an anticipated year over year reduction in G&A per boe of roughly 17%, which underscores our ability to further leverage the platform we have built to optimize consolidation of the broader minerals space.”

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.
(2)See “Quarterly Cash Dividend” below regarding Board approval of future dividends

OPERATIONAL UPDATE

Mineral and Royalty Interest Ownership Update
During the three months ended December 31, 2021, the Company executed 15 ground game acquisition transactions acquiring approximately 460 net royalty acres (standardized to a 1/8th royalty interest) and deployed $9.8 million in capital. The Company focused approximately 93% of its ground game mineral acquisition capital in the fourth quarter on the Permian Basin. In addition, we closed the previously announced DJ Basin asset acquisition for $43.1 million in cash and 2.2 million

EXHIBIT 99.1
shares of our Class A common stock. Together, these recent acquisitions are expected to deliver near-term production and cash flow growth with the addition of 138 gross DUCs (1.6 net DUCs) and 134 gross permits (1.2 net permits) to inventory counts.
As of December 31, 2021, the Company had acquired roughly 92,375 net royalty acres, encompassing 13,093 gross (109.4 net) undeveloped horizontal locations, across 36 counties in what the Company views as the core of the Permian Basin in West Texas and New Mexico, the SCOOP/STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming and the Williston Basin in North Dakota.

The table below summarizes the Company’s mineral and royalty interest ownership at the dates indicated.

	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Net Royalty Acres (1)
December 31, 2021	29,735	6,335	11,435	8,195	24,740	8,155	3,780	92,375
September 30, 2021	29,635	6,105	11,415	10,220	16,345	8,045	3,810	85,575
Acres Added & (Sold) Q/Q	100	230	20	(2,025)	8,395	110	(30)	6,800
% Added & (Sold) Q/Q	—%	4%	—%	(20)%	51%	1%	(1)%	8%
December 31, 2020	28,330	5,220	11,400	10,725	15,890	7,950	6,770	86,285
Acres Added & (Sold) in 2021	1,405	1,115	35	(2,530)	8,850	205	(2,990)	6,090
% Added & (Sold) in 2021	5%	21%	—%	(24)%	56%	3%	(44)%	7%
(1) Individual amounts may not add to totals due to rounding

DUC Conversions Updates
During the fourth quarter 2021, the Company identified approximately 178 gross (1.0 net) horizontal wells converted to production, which represented 24% of its gross DUC inventory as of the third quarter 2021 (18% of net DUCs). Well conversions to proved developed producing during the fourth quarter are summarized in the table below:

Q4 2021 Well Additions to Proved Developed Producing(1)
	Gross		Net
Converted DUCs	178	9%	1.0	9%
Acquired Wells Net of Divestitures	1,824	90%	10.1	90%
Converted Permitted and Other	29	1%	0.1	1%
Total	2,031	100%	11.2	100%
(1) Individual amounts may not add to totals due to rounding.

Drilling Activity Update
During the fourth quarter 2021, 202 gross (1.0 net) wells were spud on the Company's mineral position, which represents a 20% sequential increase in gross wells spud from the third quarter 2021. Brigham’s quarterly gross and net wells spud since 2019 are summarized in the table below:

	Q1 19	Q2 19	Q3 19	Q4 19	Q1 20	Q2 20	Q3 20	Q4 20	Q1 21	Q2 21	Q3 21	Q4 21
Gross Wells Spud	230	248	214	185	209	36	57	79	132	153	169	202
Net Wells Spud	1.2	1.3	1.3	1.7	1.6	0.2	0.4	0.4	1.0	1.3	1.7	1.0
Four Quarter Rolling Average Net Wells Spud	1.2	1.2	1.2	1.4	1.5	1.1	1.0	0.6	0.5	0.8	1.1	1.2

DUC and Permit Inventory Update

The Company expects 2022 production growth to be driven by the continued conversion of its record DUC and permit inventory. Brigham’s gross and net DUC and permit inventory as of December 31, 2021 by basin is outlined in the table below:

EXHIBIT 99.1

	Development Inventory by Basin (1)
	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Gross Inventory
DUCs	221	218	25	11	221	139	15	850
Permits	298	57	18	6	248	232	14	873
Net Inventory
DUCs	2.3	2.2	0.1	0.1	2.4	0.3	0.1	7.4
Permits	2.5	0.2	0.1	0.1	2.1	0.5	—	5.5
Net Activity Wells (2)	4.8	2.4	0.2	0.2	4.5	0.8	0.1	12.9
(1) Individual amounts may not add to totals due to rounding.
(2) Net Activity Wells normalized to a 5,000 foot lateral length = 24.5

FINANCIAL UPDATE

Fourth Quarter 2021 Financial Update

For the three months ended December 31, 2021, crude oil, natural gas and NGL production volumes increased 1% to 9,170 Boe/d (71% liquids) as compared to third quarter 2021. Our volumes are 2% lower than the same prior year period, largely due to divestitures in the Anadarko and Extended Woodford Basins, which were partially offset by a 2% increase in Permian Basin volumes and a 21% increase in DJ Basin volumes.

Fourth quarter 2021 average realized prices were $75.87 per barrel of oil, $5.28 per Mcf of natural gas, and $38.92 per barrel of NGL, for a total equivalent price of $55.76 per Boe. This represents a 15% increase relative to third quarter 2021 and is 102% higher than the same prior year period level of $27.59 per Boe.

The Company’s net income was $21.7 million for the three months ended December 31, 2021. Adjusted EBITDA was $39.6 million for the three months ended December 31, 2021, up 13% from the third quarter 2021 and up 130% from the same prior-year period. Adjusted EBITDA ex lease bonus was $38.9 million for the three months ended December 31, 2021, up 17% from the third quarter 2021 and up 126% from the prior year. Adjusted EBITDA and Adjusted EBITDA ex lease bonus are non-GAAP financial measures. For a definition of Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

Full Year 2021 Financial Update

For the year ended December 31, 2021, crude oil, natural gas and NGL production volumes decreased 5% to 9,040 Boe/d (70% liquids) as compared to the prior year, due to a 15% decrease in non-Permian Basin volumes which was partially offset by a 3% increase in Permian Basin volumes.

Full year 2021 average realized prices were $66.08 per barrel of oil, $4.60 per Mcf of natural gas, and $29.35 per barrel of NGL, for a total equivalent price of $47.49 per Boe. This represents a 91% increase relative to 2020 realized prices of $24.85 per Boe.

The Company’s net income was $68.0 million for the year ended December 31, 2021. Adjusted EBITDA was $132.3 million for the year ended December 31, 2021, up 103% from the prior year. Adjusted EBITDA ex lease bonus was $127.8 million for the year ended December 31, 2021, up 115% from the prior year. Adjusted EBITDA and Adjusted EBITDA ex lease bonus are non-GAAP financial measures. For a definition of Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures" below.

As of December 31, 2021, the Company had a cash balance of $20.8 million and $137 million of capacity on its revolving credit facility, providing the Company with total liquidity of $157.8 million.

EXHIBIT 99.1
Fourth Quarter and Full Year 2021 Financial and Operational Results

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands, except per unit of production data)	2021	2020	2021	2020
REVENUES
Oil sales	$32,769	$17,969	$110,791	$67,909
Natural gas sales	7,620	3,327	27,070	10,443
NGL sales	6,656	2,464	18,838	7,893
Total mineral and royalty revenues	$47,045	$23,760	$156,699	$86,245
Lease bonus and other revenue	624	—	4,518	5,478
Total revenues	$47,669	$23,760	$161,217	$91,723
PRODUCTION
Oil (MBbls)	432	445	1,677	1,823
Natural gas (MMcf)	1,445	1,451	5,886	5,809
NGLs (MBbls)	171	175	642	680
Equivalents (MBoe)	844	861	3,300	3,471
Equivalents per day (Boe/d)	9,170	9,361	9,040	9,483
REALIZED PRICES ($/Boe)
Oil ($/Bbl)	$75.87	$40.40	$66.08	$37.26
Natural gas ($/Mcf)	5.28	2.29	4.60	1.80
NGLs ($/Bbl)	38.92	14.11	29.35	11.61
Average Realized Price, without Derivatives	$55.76	$27.59	$47.49	$24.85
OPERATING EXPENSES
Gathering, transportation and marketing	$1,851	$1,879	$6,818	$6,985
Severance and ad valorem taxes	2,815	1,427	9,320	5,606
Depreciation, depletion, and amortization	9,548	12,411	36,677	48,238
Impairment of oil and gas properties	—	60,664	—	79,569
General and administrative (before share-based compensation)	3,441	3,220	12,772	14,090
Total Operating Expenses (before share-based compensation)	$17,655	$79,601	$65,587	$154,488
General and administrative, share-based compensation	2,166	1,837	9,703	7,529
Total operating expenses	$19,821	$81,438	$75,290	$162,017
INCOME (LOSS) FROM OPERATIONS	$27,848	$(57,678)	$85,927	$(70,294)
Other expenses:
Interest expense, net	(596)	(195)	(1,701)	(890)
Other income, net	2	399	53	428
Income (loss) before income tax expense	$27,254	$(57,474)	$84,279	$(70,756)
Income tax expense (benefit)	5,536	(10,512)	16,253	(12,762)
NET INCOME (LOSS)	$21,718	$(46,962)	$68,026	$(57,994)
Less: net income attributable to predecessor	—	—	—	—
Less: net (income) loss attributable to non-controlling interests and temporary equity	(5,432)	13,359	(17,743)	15,582
Net income (loss) attributable to Brigham Minerals, Inc. stockholders	$16,286	$(33,603)	$50,283	$(42,412)

Unit Expenses ($/Boe)
Gathering, transportation and marketing	$2.19	$2.18	$2.07	$2.01
Severance and ad valorem taxes	3.34	1.66	2.82	1.62
Depreciation, depletion and amortization	11.31	14.41	11.12	13.90
General and administrative (before share-based compensation)	4.08	3.74	3.87	4.06
General and administrative, share-based compensation	2.57	2.13	2.94	2.17
Interest expense, net	0.71	0.23	0.52	0.26

EXHIBIT 99.1
QUARTERLY CASH DIVIDEND

The Company’s Board of Directors (the “Board”) has declared a quarterly cash dividend for the fourth quarter 2021 of $0.45 per share of Class A common stock, to be paid on March 25, 2022 to holders of record as of March 18, 2022. This brings total capital returned through dividends to shareholders of $1.52 per share based on financial results for the full year 2021.

Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

2022 OPERATIONAL AND FINANCIAL GUIDANCE

Guidance Ranges	Low		High
Capital Allocation
Quarterly Base Dividend (Annualized)(1)	$0.16 ($0.64)
Payout Ratio (Base + Variable Dividend)	75%	—	80%

Daily Net Production (Boe/d)	11,300	—	12,000
Oil Cut (%)	48%	—	52%
Lease Bonus ($ millions)	$1.0	—	$3.0

Expenses
Cash G&A Expense ($ millions)	$13.3	—	$13.8
Cash G&A Expense Unit Cost ($/Boe)	$3.20 Midpoint
Share Based Compensation Expense ($ millions)	$9.2	—	$10.0
Gathering, Transportation, and Marketing ($/Boe)	$2.75	—	$3.25
Production Taxes (% of Revenue)	7%	—	9%

Taxes
Tax Depletion ($/Boe)	$11.50	—	$13.50
Percent of Dividend Expected to be Return of Capital	20%	—	40%

Mineral Acquisition Capital
Ground Game Acquisition Budget ($ millions)(2)	$60	—	$80
(1) Subject to Board Approval
(2) Inclusive of $32 million Midland Basin acquisition

BRIGHAM MINERALS FOURTH QUARTER 2021 EARNINGS CONFERENCE CALL
•Thursday, February 24, 2022 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time)
•Pre-register by visiting https://event.on24.com/wcc/r/3575898/534D3989CED563DBCBC52CBB08EDC36E
•Listen to a live audio webcast of the call by visiting the Company’s website
◦https://investors.brighamminerals.com
•A recording of the webcast will be available on the Company’s website after the call

Additionally, Brigham Minerals plans to participate in the following events and conferences
•February 28-March 2, 2022: Credit Suisse Energy Summit
•March 21-23, 2022: Simmons Energy Conference

NON-GAAP FINANCIAL MEASURES

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and

EXHIBIT 99.1
their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.
We define Adjusted Net Income as net income (loss) before impairment of oil and gas properties, after tax, and loss on extinguishment of debt, after tax. We define Adjusted EBITDA as Adjusted Net Income before depreciation, depletion and amortization, share based compensation expense, interest expense, gain or loss on derivative instruments and income tax expense, less other income. We define Adjusted EBITDA ex lease bonus as Adjusted EBITDA further adjusted to eliminate the impacts of lease bonus and other revenues we receive due to the unpredictability of timing and magnitude of the revenue. We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes. We define Discretionary Cash Flow ex lease bonus as Discretionary Cash Flow further adjusted to eliminate the impacts of lease bonus revenue.

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus may differ from computations of similarly titled measures of other companies.

The following tables present a reconciliation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow, and Discretionary Cash Flow ex lease bonus to the most directly comparable GAAP financial measure for the periods indicated.

SUPPLEMENTAL SCHEDULES

Reconciliation of Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA ex lease bonus

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, except for margin % data)	2021	2020	2021	2020
Net (Loss) Income	$21,718	$(46,962)	$68,026	$(57,994)
Add:
Impairment of oil and gas properties, after tax (1)	—	49,664	—	65,132
Adjusted Net Income	$21,718	$2,702	$68,026	$7,138
Add:
Depreciation, depletion, and amortization	9,548	12,411	36,677	48,238
Share-based compensation expense	2,166	1,836	9,703	7,529
Interest expense, net	596	195	1,701	890
Loss on derivative instruments, net	—	—	—	—
Income tax expense	5,536	488	16,253	1,675
Less:
Other income, net	2	399	53	428
Adjusted EBITDA	$39,562	$17,233	$132,307	$65,042
Less:
Lease bonus and other revenue	624	—	4,518	5,478
Adjusted EBITDA ex lease bonus	$38,938	$17,233	$127,789	$59,564
(1) Tax effect of $11.0 million tax benefit for the three months ended December 31, 2020 and $14.4 million tax benefit for the year ended December 31, 2020.

EXHIBIT 99.1

Reconciliation of Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus

	Three Months Ended
(In thousands, except per share amounts)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Adjusted EBITDA (1)	$39,562	$34,904	$30,776	$27,065
Less:
Adjusted EBITDA attributable to non-controlling interest	(7,532)	(7,094)	(6,315)	(6,230)
Adjusted EBITDA attributable to Class A common stock	$32,030	$27,810	$24,461	$20,835
Less:
Cash interest expense	340	368	178	206
Cash taxes	3,125	3,238	3,200	1,800
Dividend equivalent rights	857	645	616	384
Discretionary cash flow to Class A common stock	$27,708	$23,559	$20,467	$18,445
Less:
Lease bonus	505	1,188	641	1,229
Discretionary cash flow ex lease bonus to Class A common stock	$27,203	$22,371	$19,826	$17,216
Payout Ratio:	80%	80%	80%	80%
Distributed cash flow to Class A common stock	$21,762	$17,897	$15,861	$13,773

Shares of Class A common stock	48,360	45,245	45,134	43,666

Distributed cash flow per share of Class A common stock - Dividend	$0.45	$0.40	$0.35	$0.32
(1) Refer to Reconciliation of Adjusted EBITDA from Net (Loss) Income above.

Common Stock Outstanding as of December 31, 2021:

Common stock by type	Share count	Percent of Total
Class A common stock	48,359,888	81.0%
Class B common stock	11,371,517	19.0%
Total	59,731,405	100%

EXHIBIT 99.1

CONSOLIDATED BALANCE SHEETS

	December 31,
(In thousands, except share data)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$20,819	$9,144
Restricted cash	200	—
Accounts receivable	30,539	17,632
Prepaid expenses and other	3,145	3,693
Total current assets	54,703	30,469
Oil and gas properties, at cost, using the full cost method of accounting:
Unevaluated property	338,613	325,091
Evaluated property	633,138	488,301
Less accumulated depreciation, depletion, and amortization	(239,612)	(189,546)
Oil and gas properties, net	732,139	623,846
Other property and equipment	2,060	5,587
Less accumulated depreciation	(1,280)	(4,632)
Other property and equipment, net	780	955
Operating lease right-of-use asset	6,764	—
Deferred tax asset	25,308	24,920
Other assets, net	1,183	771
Total assets	$820,877	$680,961
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$20,473	$7,905
Current operating lease liability	1,178	—
Total current liabilities	21,651	7,905
Long-term bank debt	93,000	20,000
Non-current operating lease liability	5,742	—
Other non-current liabilities	810	1,126
Temporary equity	—	146,280
Equity:
Preferred stock, $0.01 par value; 50,000,000 authorized; no shares issued and outstanding at December 31, 2021 and December 31, 2020	—	—
Class A common stock, $0.01 par value; 400,000,000 authorized, 48,796,518 shares issued and 48,359,888 shares outstanding at December 31, 2021; 43,995,124 shares issued and 43,558,494 shares outstanding at December 31, 2020	488	440
Class B common stock, $0.01 par value; 150,000,000 authorized, 11,371,517 shares issued and outstanding at December 31, 2021; 13,167,687 shares issued and outstanding at December 31, 2020	—	—
Additional paid-in capital	634,564	601,129
Accumulated deficit	(105,096)	(92,392)
Treasury stock, at cost; 436,630 shares at December 31, 2021 and December 31, 2020	(3,527)	(3,527)
Total equity attributable to Brigham Minerals, Inc.	526,429	505,650
Non-controlling interests	173,245	—
Total equity	699,674	505,650
Total liabilities and equity	$820,877	$680,961

EXHIBIT 99.1

CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

	Years Ended December 31,
(In thousands, except per share data)	2021	2020	2019
REVENUES
Mineral and royalty revenues	$156,699	$86,245	$97,886
Lease bonus and other revenues	4,518	5,478	3,629
Total revenues	$161,217	$91,723	$101,515
OPERATING EXPENSES
Gathering, transportation and marketing	6,818	6,985	4,985
Severance and ad valorem taxes	9,320	5,606	6,409
Depreciation, depletion, and amortization	36,677	48,238	30,940
Impairment of oil and gas properties	—	79,569	—
General and administrative	22,475	21,619	21,963
Total operating expenses	$75,290	$162,017	$64,297
INCOME (LOSS) FROM OPERATIONS	$85,927	$(70,294)	$37,218
Loss on derivative instruments, net	—	—	(568)
Interest expense, net	(1,701)	(890)	(5,609)
Loss on extinguishment of debt	—	—	(6,892)
Other income, net	53	428	169
Income (loss) before income tax expense	$84,279	$(70,756)	$24,318
Income tax expense (benefit)	16,253	(12,762)	2,679
NET INCOME (LOSS)	$68,026	$(57,994)	$21,639
Less: Net income attributable to Predecessor	—	—	(5,092)
Less: net (income) loss attributable to non-controlling interests and temporary equity	(17,743)	15,582	(9,646)
Net income (loss) attributable to Brigham Minerals, Inc. stockholders	$50,283	$(42,412)	$6,901

NET INCOME (LOSS) PER COMMON SHARE
Basic	$1.13	$(1.11)	$0.26
Diluted	$1.10	$(1.11)	$0.26
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	44,576	38,178	22,870
Diluted	45,632	38,178	22,870

EXHIBIT 99.1

CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

	Years Ended December 31,
(In thousands)	2021	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$68,026	$(57,994)	$21,639
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	36,677	48,238	30,940
Impairment of oil and gas properties	—	79,569	—
Share-based compensation expense	9,703	7,529	10,049
Loss on extinguishment of debt	—	—	6,892
Amortization of debt issue costs	313	605	433
Deferred income tax expense/(benefit)	5,766	(9,942)	665
Loss on derivative instruments, net	—	—	568
Net cash received for derivative settlements	—	—	470
Credit losses	475	299	669
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivables	(13,382)	12,359	(10,246)
Decrease (increase) in other current assets	442	(2,005)	1,787
Decrease in other deferred charges	—	45	—
Increase (decrease) in accounts payables and accrued liabilities	1,288	(3,608)	5,112
(Decrease) increase in other long-term liabilities	(109)	165	47
Net cash provided by operating activities	$109,199	$75,260	$69,025
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	(103,547)	(66,498)	(219,481)
Additions to other fixed assets	(56)	(492)	(474)
Proceeds from sale of oil and gas properties, net	13,620	1,565	3,123
Net cash used in investing activities	$(89,983)	$(65,425)	$(216,832)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of short-term debt	—	—	(4,596)
Payments of long-term debt	(4,000)	—	(275,404)
Borrowing of long-term debt	77,000	20,000	105,000
Payment of debt extinguishment fees	—	—	(2,091)
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	—	—	277,075
Proceeds from issuance of Class A common stock, net of offering costs	—	—	102,680
Capital distributions	—	—	(441)
Purchase of treasury stock	—	(3,527)	—
Dividends paid	(60,614)	(42,216)	(14,663)
Distributions to holders of non-controlling interest and temporary equity	(17,864)	(24,670)	(19,731)
Debt issuance cost	(727)	(208)	(1,348)
Payment of employee tax withholding for settlement of equity compensation awards	(1,136)	(1,203)	—
Net cash (used in) provided by financing activities	$(7,341)	$(51,824)	$166,481
Change in cash and cash equivalents and restricted cash	11,875	(41,989)	18,674
Cash and cash equivalents and restricted cash, beginning of period	9,144	51,133	32,459
Cash and cash equivalents and restricted cash, end of period	$21,019	$9,144	$51,133

EXHIBIT 99.1

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Delaware and Midland Basins in West Texas and New Mexico, the SCOOP and STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including production and other guidance within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, continued downturns or delays in resuming operator activity due to commodity price fluctuations, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of and competition for acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation, uncertainties regarding environmental regulations or litigation, global or national health events, including the ongoing spread and economic effects of the ongoing COVID-19 pandemic, potential future pandemics, the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls and other legal or regulatory developments affecting the Company’s business and other important factors. These and other applicable uncertainties, factors and risks are described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-1500
InvestorRelations@brighamminerals.com
SOURCE Brigham Minerals, Inc.